UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2026

BrightSpire Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38377	38-4046290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

590 Madison Avenue, 33rd Floor
New York, NY 10022
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (212) 547-2631

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	BRSP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 13, 2026, BrightSpire Capital, Inc. (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders approved a second amendment to the BrightSpire Capital, Inc. 2022 Equity Incentive Plan, as heretofore amended (the “2022 Equity Incentive Plan” and such second amendment, the “2022 Plan Amendment”) to increase the total number of shares of Class A common stock of the Company available for issuance under the 2022 Equity Incentive Plan by 10,000,000 shares and to clarify and provide a cash-denominated limit on awards to non-employee directors in any calendar year. A description of the material terms of the 2022 Plan Amendment set forth in Proposal 4 contained in the Company’s Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 1, 2026 (the “Proxy Statement”). The Company’s Board of Directors (the “Board”), upon recommendation of the Compensation Committee of the Board, previously approved the 2022 Plan Amendment, subject to such stockholder approval.
The foregoing description of certain terms of the 2022 Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the 2022 Plan Amendment, which is filed as Exhibit 10.1 to the Company's Current Report on Form 8-K on May 13, 2026.
Item 5.07.            Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company’s stockholders: (i) elected the five persons listed below as directors of the Company, each to serve until the Company’s 2027 annual meeting of stockholders and until his or her successor is duly elected and qualified; (ii) approved in an advisory vote the compensation paid to the Company’s named executive officers as of December 31, 2025; (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and (iv) approved a second amendment to the 2022 Equity Incentive Plan, including to authorize the issuance of 10,000,000 additional shares of common stock as eligible securities to grant in accordance with the plan, as amended.
Set forth below are the voting results for each of the proposals voted upon by the Company’s stockholders at the Annual Meeting:

Proposal 1 — Election of Directors
The following persons comprising the entire board of directors of the Company were duly elected as directors of the Company until the 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, by the following vote:

Nominee	For	Withheld	Abstentions	Broker Non-Votes
Catherine D. Rice	69,647,368	2,539,050	196,994	27,416,261
Kim S. Diamond	71,129,995	1,063,966	189,451	27,416,261
Catherine Long	69,672,485	2,511,208	199,719	27,416,261
Vernon B. Schwartz	71,606,343	595,533	181,536	27,416,261
Michael J. Mazzei	71,813,777	387,361	182,274	27,416,261

Proposal 2 — Approval (on an advisory, non-binding basis) of Executive Compensation
The Company’s stockholders approved (on an advisory, non-binding basis) the compensation of the Company’s named executive officers as of December 31, 2025 as described in the Compensation Discussion and Analysis and executive compensation tables of the Proxy Statement. The table below sets forth the voting results for this proposal:

For	Against	Abstentions	Broker Non-Votes
70,586,111	1,074,080	723,221	27,416,261

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm
The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, by the following vote:

For	Against	Abstentions
99,105,085	262,229	432,359

Proposal 4 — Approval of a Second Amendment to the BrightSpire Capital, Inc. 2022 Equity Incentive Plan
The Company’s stockholders approved the second amendment to the 2022 Equity Incentive Plan by the following vote:

For	Against	Abstentions	Broker Non-Votes
69,904,109	1,994,996	484,307	27,416,261

Item 9.01.            Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being furnished herewith to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Second Amendment to the BrightSpire Capital, Inc. 2022 Equity Incentive Plan, effective as of May 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2026	BRIGHTSPIRE CAPITAL, INC.

	By:	/s/ David A. Palamé
David A. Palamé
General Counsel and Secretary